Exhibit 99.2

CABOT OIL & GAS CORPORATION

PRO FORMA FINANCIAL INFORMATION (Unaudited)

East Texas Property Acquisition

On August 15, 2008, Cabot Oil & Gas Corporation (the “Company”) completed the acquisition of East Texas Properties from Enduring Resources, LLC, Mustang Drilling, Inc. and Minden Gathering Services, LLC (the “Sellers”). Total net cash consideration paid by the Company in the transaction was approximately $603.7 million, which reflects the total gross purchase price of $604.4 million adjusted by $0.7 million comprised of a $1.7 million decrease for the impact of purchase price adjustments, including adjustments based on each party’s share of production proceeds received, expenses paid and capital costs incurred for periods before and after the effective date of the acquisition of May 1, 2008, and a $1.0 million increase for the impact of transaction costs, which were primarily legal and accounting costs. The purchase price is subject to additional post-closing adjustments based on production proceeds received and expenses paid as well as any expenses for title or environmental defects related to the properties that exceed certain deductible amounts.

The producing oil and gas properties located in Panola and Rusk counties, Texas comprise approximately 25,000 gross leasehold acres with a 97% average working interest near the Company’s existing Minden field. Most of the producing properties were operated by the Sellers. In addition, the acquisition includes a natural gas gathering infrastructure of 31 miles of pipeline, 5,400 horsepower of compression and four water disposal wells. The Company estimates that proved reserves included in the acquisition were approximately 182 Bcfe as of August 1, 2008 (allocated mainly to the Cotton Valley formation). As of December 31, 2007, the Sellers had estimated proved developed reserves of approximately 21.9 Bcfe.

The Company funded the acquisition with a combination of the net proceeds from its June 2008 sale of 5,002,500 shares of common stock and the net proceeds from its July 2008 private placement of $425 million aggregate principal amount of senior unsecured fixed rate notes. Additionally, in order to mitigate the exposure to price fluctuations of natural gas and crude oil, the Company entered into 12 contracts for natural gas price swaps and three contracts for crude oil swaps in the second quarter of 2008, which covers production associated with the acquired properties for the second half of 2008 through 2010.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma financial statements and related footnotes give effect to the acquisition of properties in east Texas from the Sellers as discussed above. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2008 and the year ended December 31, 2007 combine the Company’s historical condensed consolidated statements of operations with the revenues and direct operating expenses of the properties acquired from the Sellers and includes pro forma adjustments as if the acquisition occurred on January 1, 2007. The unaudited pro forma condensed combined balance sheet at June 30, 2008 combines the Company’s historical condensed consolidated balance sheet with pro forma adjustments as if the acquisition occurred on June 30, 2008.

The unaudited pro forma adjustments are based upon currently available information and certain assumptions that the Company believes to be reasonable under the circumstances. Pursuant to the Securities and Exchange Commission’s Article 11 of
Regulation S-X, pro forma adjustments include the effects of events that are directly attributable to the acquisition and are factually supportable. As actual adjustments may differ from pro forma adjustments, the unaudited pro forma combined financial information has been prepared for informational purposes only. It is not intended to be indicative of the Company’s results of operations or financial position that might have been achieved had the acquisition been completed as of the dates presented, or the Company’s future results of operations or financial position.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

CABOT OIL & GAS CORPORATION

PRO FORMA CONDENSED COMBINED BALANCE SHEET (Unaudited)

JUNE 30, 2008

(In thousands, except share amounts)	Cabot Historical	Pro Forma Adjustments (Note 2)			Pro Forma Combined
ASSETS
Current Assets
Cash and Cash Equivalents	$136,331		$(120,582)	(a)	$15,749
Accounts Receivable, Net	162,680				162,680
Income Taxes Receivable	629				629
Inventories	19,702				19,702
Deferred Income Taxes	104,791				104,791
Other Current Assets	12,625				12,625

Total Current Assets	436,758		(120,582)		316,176
Properties and Equipment, Net (Successful Efforts Method)	2,185,496		543,876	(b)	2,729,372
Deferred Income Taxes	78,586				78,586
Other Assets	17,592		2,166	(c)	19,758

	$2,718,432		$425,460		$3,143,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$196,150	$			$196,150
Current Portion of Long-Term Debt	20,000				20,000
Deferred Income Taxes	1,264				1,264
Income Taxes Payable	503				503
Derivative Contracts	213,295				213,295
Accrued Liabilities	44,042				44,042

Total Current Liabilities	475,254		—		475,254
Long-Term Liability for Pension and Postretirement Benefits	29,711				29,711
Long-Term Debt	245,000		425,000	(d)	670,000
Derivative Contracts	69,476				69,476
Deferred Income Taxes	542,214				542,214
Other Liabilities	57,472		460	(b)	57,932
Commitments and Contingencies
Stockholders’ Equity
Common Stock:
Authorized—120,000,000 Shares of $0.10 Par Value 103,543,760 Shares Issued and Outstanding	10,354				10,354
Additional Paid-in Capital	657,830				657,830
Retained Earnings	817,072				817,072
Accumulated Other Comprehensive Loss	(182,602)				(182,602)
Less: Treasury Stock, at Cost—202,200 Shares	(3,349)				(3,349)

Total Stockholders’ Equity	1,299,305		—		1,299,305

	$2,718,432		$425,460		$3,143,892

See accompanying Notes to Pro Forma Condensed Combined Financial Statements

CABOT OIL & GAS CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2008

(In thousands, except per share amounts)	Cabot Historical	East Texas Properties Historical	Pro Forma Adjustments (Note 3)				Pro Forma
OPERATING REVENUES
Natural Gas Production	$369,248	$44,577	$				$413,825
Brokered Natural Gas	62,808						62,808
Crude Oil and Condensate	35,087	6,670					41,757
Other	1,362	294					1,656

	468,505	51,541		—			520,046

OPERATING EXPENSES
Brokered Natural Gas Cost	54,430						54,430
Direct Operations—Field and Pipeline	40,127	2,440		917	(a	)	43,484
Gathering	—	917		(917)	(a	)	—
Exploration	12,351						12,351
Depreciation, Depletion and Amortization	83,998			18,177	(b	)	102,175
Impairment of Unproved Properties	10,670			5,292	(c	)	15,962
General and Administrative	61,050						61,050
Taxes Other Than Income	36,122	2,215					38,337

	298,748	5,572		23,469			327,789
Gain on Sale of Assets	401						401

INCOME FROM OPERATIONS	170,158	45,969		(23,469)			192,658
Interest Expense and Other	12,198			13,932	(d	)	26,130

Income Before Income Taxes	157,960	45,969		(37,401)			166,528
Income Tax Expense	57,360			4,422	(e	)	61,782

NET INCOME	$100,600	$45,969		$(41,823)			$104,746

Basic Earnings Per Share	$1.03						$1.02
Diluted Earnings Per Share	$1.02						$1.01

Weighted Average Common Shares Outstanding	98,092			4,837	(f	)	102,929
Diluted Common Shares	98,964			4,837	(f	)	103,801

See accompanying Notes to Pro Forma Condensed Combined Financial Statements

CABOT OIL & GAS CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2007

(In thousands, except per share amounts)	Cabot Historical	East Texas Properties Historical	Pro Forma Adjustments (Note 3)			Pro Forma
OPERATING REVENUES
Natural Gas Production	$581,640	$11,743	$			$593,383
Brokered Natural Gas	93,215					93,215
Crude Oil and Condensate	55,243	2,082				57,325
Other	2,072	94				2,166

	732,170	13,919		—		746,089

OPERATING EXPENSES
Brokered Natural Gas Cost	81,819					81,819
Direct Operations - Field and Pipeline	77,170	1,079		528	(a)	78,777
Gathering	—	528		(528)	(a)	—
Exploration	39,772					39,772
Depreciation, Depletion and Amortization	143,951			14,878	(b)	158,829
Impairment of Unproved Properties	19,042			10,584	(c)	29,626
Impairment of Oil & Gas Properties	4,614					4,614
General and Administrative	50,775					50,775
Taxes Other Than Income	53,782	313				54,095

	470,925	1,920		25,462		498,307
Gain on Sale of Assets	13,448					13,448

INCOME FROM OPERATIONS	274,693	11,999		(25,462)		261,230
Interest Expense and Other	17,161			27,865	(d)	45,026

Income Before Income Taxes	257,532	11,999		(53,327)		216,204
Income Tax Expense	90,109			(9,897)	(e)	80,212

NET INCOME	$167,423	$11,999		$(43,430)		$135,992

Basic Earnings Per Share	$1.73					$1.33
Diluted Earnings Per Share	$1.71					$1.32

Weighted Average Common Shares Outstanding	96,978			5,003	(f)	101,981
Diluted Common Shares	98,130			5,003	(f)	103,133

See accompanying Notes to Pro Forma Condensed Combined Financial Statements

CABOT OIL & GAS CORPORATION

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

1.	FINANCIAL STATEMENT PRESENTATION

The unaudited pro forma condensed combined balance sheet as of June 30, 2008 was based on the unaudited balance sheet of the Company as of June 30, 2008 combined with pro forma adjustments to give effect to the east Texas acquisition as if it occurred on June 30, 2008.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2008 and the year ended December 31, 2007 were based on the unaudited statement of operations of the Company for the six months ended June 30, 2008 and the audited statement of operations of the Company for the year ended December 31, 2007, the unaudited statement of combined revenues and direct operating expenses of the East Texas Properties for the six months ended June 30, 2008 and the audited statement of combined revenues and direct operating expenses of the East Texas Properties for the year ended December 31, 2007, together with pro forma adjustments to give effect to the acquisition as if it occurred on January 1, 2007.

These unaudited pro forma condensed combined financial statements are provided for illustrative purposes and do not purport to represent what the Company’s results of operations or financial position would have been if such transactions had occurred on the above mentioned dates. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition. These unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

2.	ADJUSTMENTS TO PRO FORMA CONDENSED COMBINED BALANCE SHEET

(a)	Adjustment to cash reflects the following:

(In thousands)
Cash proceeds from the July 2008 private placement of senior unsecured fixed-rate notes (1)	$425,000
Debt issuance costs	(2,166)

Total cash proceeds received	$422,834

Original purchase price of assets	$604,421
Purchase price adjustments (2)	(1,674)
Transaction costs	948

Total cash purchase price	603,695
Less: Cash deposit paid in June 2008	(60,279)

Total cash purchase price of assets (less deposit paid)	$543,416

Total pro forma cash adjustments	$(120,582)

(1) Comprised of $245 million of 6.44% Notes due in July 2018, $100 million of 6.54% Notes due in July 2020 and $80 million of 6.69% Notes due in July 2023.

(2) Includes adjustments based on each party’s share of production proceeds received, expenses paid and capital costs incurred for periods before and after the effective date of the acquisition of May 1, 2008.

(b)	Adjustment to properties and equipment reflects the estimated preliminary purchase price allocation (less cash deposits paid) of the acquisition of the East Texas Properties. The purchase price is subject to additional post-closing adjustments based on production proceeds received and expenses paid as well as any expenses for title or environmental defects related to the properties that exceed certain deductible amounts.

(In thousands)
Proved Oil and Gas Properties (1)	$528,444
Unproved Oil and Gas Properties	52,897
Gathering and Pipeline Systems	22,814

Total Assets Acquired	604,155
Less:
Cash deposit paid in June 2008	(60,279)

Total Pro forma adjustment to Properties & Equipment	543,876
Less:
Asset Retirement Obligations	(460)

$543,416

(1) Proved oil and gas properties were determined by analysis of reserves.

(c)	Adjustment for debt issuance costs of $2.1 million to reflect the costs paid in conjunction with the private placement issuance.

(d)	Adjustment to record the July 2008 private placement of $425 million aggregate principal amount of senior unsecured fixed-rate notes, comprised of $245 million of 6.44% Notes due in July 2018, $100 million of 6.54% Notes due in July 2020 and $80 million of 6.69% Notes due in July 2023.

3.	ADJUSTMENTS TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND THE YEAR ENDED DECEMBER 31, 2007

(a)	Adjustment to conform to the Company’s presentation of gathering charges. The Company combines gathering charges with Direct Operations-Field and Pipeline expenses. In the East Texas Properties Statement of Combined Revenues and Direct Operating Expenses, these charges are shown as a separate expense component of Operating Expenses.

(b)	Adjustment to record incremental depreciation, depletion and amortization (DD&A) expense as well as accretion expense recorded in accordance with the successful efforts method of accounting for oil and gas activities based on the purchase price allocation to depreciable and depletable assets. To calculate pro forma DD&A, the unit-of-production method was utilized based on oil and gas property costs, reserve volumes and future development and abandonment costs after taking into account the effect of the acquisition. Accretion of asset retirement obligation on the East Texas Properties acquired was calculated in accordance with Statement of Financial Accounting Standards (SFAS) No. 143 in a manner consistent with the Company’s historical treatment of these costs.

(c)	Adjustment to record incremental undeveloped leasehold amortization. A portion of the costs attributable to unproved properties are subject to amortization based on past experience and average property lives. Average property lives are determined on a regional basis and based on the estimated life of unproved property leasehold rights. The average property life used for this calculation was 5 years.

(d)

Adjustment for additional interest expense of approximately $13.8 million and $27.7 million for the six months ended June 30, 2008 and the year ended December 31, 2007, respectively, related to the east Texas property acquisition. Assumes interest at a weighted-average interest rate of 6.51% for the $425 million private placement of senior unsecured fixed-rate notes as if these notes were outstanding as of January 1, 2007. Also, records amortization of debt issuance costs for the notes discussed above of $0.1 million for the six months ended June 30, 2008 and $0.2 million for the year ended December 31, 2007.

(e)	Adjustment to record an income tax provision on the pro forma pre-tax income based on the Company’s estimated statutory tax rate approximating 37.1% at both June 30, 2008 and December 31, 2007.

(f)	Adjustment for the equity offering of 5,002,500 shares of common stock as if this offering had occurred on January 1, 2007 rather than in June 2008.

CABOT OIL & GAS CORPORATION

PRO FORMA SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited)

Oil and Gas Reserves

The following table contains certain disclosures regarding the Company’s historical proved oil and gas reserves at December 31, 2007, giving effect to the east Texas property acquisition as if it had occurred on January 1, 2007. These disclosures were based on estimates prepared by the Company’s engineers and from information provided by the Sellers. The estimates were computed based on year-end prices for oil, natural gas, and natural gas liquids. The following estimates of proved oil and gas reserves, both developed and undeveloped, represent interests in the East Texas Properties acquired by the Company from Sellers as described above, and are solely located within the United States.

Proved reserves represent estimated quantities of natural gas, crude oil and condensate that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions in effect when the estimates were made. Proved developed reserves are proved reserves expected to be recovered through wells and equipment in place and under operating methods used when the estimates were made. Proved undeveloped reserves are reserves that are expected to be recovered through new wells on undrilled acreage, or through existing wells that require relatively major expenditures for completion.

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various reservoirs make these estimates generally less precise than other estimates included in the financial statement disclosures.

	Cabot Historical		East Texas Properties Historical		Pro Forma
	Natural Gas	Oil & Liquids	Natural Gas	Oil & Liquids	Natural Gas	Oil & Liquids
	Mmcf	Mbbl	Mmcf	Mbbl	Mmcf	Mbbl
Proved Reserves
January 1, 2007	1,368,293	7,973	42,267	849	1,410,560	8,822
Revisions of Prior Estimates	2,604	771	(13,506)	(400)	(10,902)	371
Extensions, Discoveries and Other Additions	265,830	1,381	106,399	878	372,229	2,259
Production	(80,475)	(830)	(1,683)	(26)	(82,158)	(856)
Purchases of Reserves in Place	3,701	33	—	—	3,701	33
Sales of Reserves in Place	—	—	—	—	—	—

December 31, 2007	1,559,953	9,328	133,477	1,301	1,693,430	10,629

Proved Developed Reserves	1,133,937	7,026	21,344	100	1,155,281	7,126

Proved Undeveloped Reserves	426,016	2,302	112,133	1,201	538,149	3,503

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following table contains pro forma supplemental oil and gas disclosures regarding the Company’s discounted future net cash flows from proved oil and gas properties at December 31, 2007, giving effect to the east Texas property acquisition as if it had occurred on January 1, 2007. The following information has been developed utilizing procedures under SFAS No. 69, “Disclosures about Oil and Gas Producing Activities,” and based on natural gas and crude oil reserve and production volumes estimated by the Company’s engineering staff and information provided by the Sellers to the Company regarding the East Texas Properties. The information in the following tables may not represent realistic assessments of future cash flows, nor does it intend to represent the fair market value of the Company or the East Texas Properties. This information is intended to present a standardized disclosure concerning possible future net cash flows that would result using the assumptions discussed below.

The Company believes that the following factors should be taken into account when reviewing the following information:

•	Future costs and selling prices will probably differ from those required to be used in these calculations.
•	Due to future market conditions and governmental regulations, actual rates of production in future years may vary significantly from the rate of production assumed in the calculations.
•	Selection of a 10% discount rate is arbitrary and may not be a reasonable measure of the relative risk that is part of realizing future net oil and gas revenues.
•	Future net revenues may be subject to different rates of income taxation.

Future cash inflows were estimated by applying year end oil and gas prices to the estimated future production of year end proved reserves. Future cash inflows were reduced by estimated future development and production costs based on year end costs to arrive at net cash flow before tax.

Standardized Measure is as follows:

(In thousands)	Cabot Historical	East Texas Properties Historical	Pro Forma Adjustments (1)	Pro Forma
Future Cash Inflows	$11,671,078	$1,007,401	$—	$12,678,479
Future Production Costs	(2,690,695)	(198,361)	—	(2,889,056)
Future Development Costs	(909,374)	(204,978)	—	(1,114,352)
Future Income Tax Expense	(2,684,271)	—	(394)	(2,684,665)

Future Net Cash Flows	5,386,738	604,062	(394)	5,990,406
10% Annual Discount for Estimated Timing of Cash Flows	(3,216,087)	(379,304)	31,094	(3,564,297)

Standardized Measure of Discounted Future Net Cash Flows	$2,170,651	$224,758	$30,700	$2,426,109

(1) The primary Seller of the East Texas Properties who prepared the prior year reserve study and whose financial statements are included as Exhibit 99.1 are not subject to income taxes. Pro forma income tax expense reflects expense on the combined future net cash flows based on the Company’s estimated effective tax rate, after giving effect to the pro forma transactions.

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

(In thousands)	Cabot Historical	East Texas Properties Historical	Pro Forma Adjustments (1)	Pro Forma
January 1, 2007	$1,476,250	$35,776	$—	$1,512,026
Discoveries and Extensions, Net of Related Future Costs	430,918	180,460	—	611,378
Net Changes in Prices and Production Costs	864,630	8,502	—	873,132
Accretion of Discount	201,023	3,578	—	204,601
Production, Timing and Other	(122,908)	(28,341)	—	(151,249)
Development Costs Incurred	136,781	37,216	—	173,997
Sales and Transfers, Net of Production Costs	(521,558)	(12,433)	—	(533,991)
Net Purchases / (Sales) of Reserves in Place	8,548	—	—	8,548
Net Change in Income Taxes	(303,033)	—	30,700	(272,333)

December 31, 2007	$2,170,651	$224,758	$30,700	$2,426,109

(1) The primary Seller of the East Texas Properties who prepared the prior year reserve study and whose financial statements are included as Exhibit 99.1 are not subject to income taxes. Pro forma income tax expense reflects expense on the combined future net cash flows based on the Company’s estimated effective tax rate, after giving effect to the pro forma transactions.